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                                                                     EXHIBIT 5.1



                                November 5, 1999




World Access, Inc.
945 E. Paces Ferry Road, Suite 2200
Atlanta, Georgia 30326

     Re:  Registration Statement on Form S-4 of World Access, Inc.

Ladies and Gentlemen:

     We have acted as counsel to World Access, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-4 (SEC Registration No. 333-89479) (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities and Exchange Act of 1933, as amended, (i) $300,000,000 aggregate principal amount of 13.25% Senior Notes due 2008 (the "Exchange Notes") and (ii) $15,000,000 aggregate market value of the Company's common stock, $.01 par value per share (the "Exchange Shares"). The Exchange Notes and Exchange Shares are to be issued in exchange (the "Exchange Offer") for the outstanding $300,000,000 aggregate principal amount of FaciliCom International, Inc.'s 10 1/2% Series B Senior Notes due 2008 (the "FaciliCom Notes").

     Our opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

     In rendering our Opinions (as defined below), we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances hereinafter set forth, including: (i) the Certificate of Incorporation and Bylaws of the Company, in each case as amended through the date hereof; (ii) the Registration Statements; and (iii) the draft Indenture, dated October 27, 1999 by and between the Company and First Union National Bank, a national banking association, as Trustee (the "Indenture"). In making all of our examinations, we assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents, and the due execution and delivery of all documents by any persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents. We have assumed further that (i) at the time of execution, authorization, issuance and delivery of the Exchange Notes, the Indenture will have been duly authorized, executed and delivered by the Company and (ii) execution, delivery and performance by the Company of the Indenture and the Exchange Notes will not violate any applicable laws (excepting from such assumption the laws of the State of Georgia, the Delaware General Corporation Law and the Federal laws of the United States).

     As to various factual matters that are material to our Opinions, we have relied upon the factual statements set forth in a certificate of officers of the Company and certificates of various public officials. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

     Members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. We do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws of the State of Georgia and the Delaware General Corporation Law that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions
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World Access, Inc.
November 5, 1999
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such as those contemplated by the issuance of the Exchange Notes and Exchange
Shares. The Opinions hereinafter set forth are based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

     The only opinions rendered by this firm are in numbered paragraphs (1) and
(2) below (our "Opinions"), and no other opinion is implied or to be inferred. Additionally, our Opinions are based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

     Based on and subject to the foregoing, we are of the opinion that:

     (1) The Exchange Notes are duly authorized and, when authenticated, issued and delivered in exchange for a like principal amount of the FaciliCom Notes in the Exchange Offer as set forth in the Registration Statement and in accordance with the provisions of the Indenture, will be legally issued, fully paid and nonassessable and will constitute binding obligations of the Company, enforceable against the Company in accordance with the terms of the Indenture, subject to the qualifications that (a) enforcement of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium, and other laws relating to or affecting rights and remedies of creditors and by general equitable principles (whether considered in a proceeding at law or in equity) and matters of public policy, and (b) an implied covenant of good faith and fair dealing.

     (2) The Exchange Shares are duly authorized and, when issued and delivered in the Exchange Offer as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to reference to our firm under the heading "Legal Matters" set forth in the Prospectus forming a part of the Registration Statement.


                                   Very truly yours,

                                   LONG ALDRIDGE & NORMAN LLP


                                   By: /s/ Thomas Wardell
                                      ----------------------------------------
                                      Thomas Wardell



LAS/ldd